Exhibit 99.1

United States Short Oil Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(13,255)
Unrealized Gain (Loss) on Market Value of Futures	(849,615)
Dividend Income	2,196
Interest Income	7,443
Total Income (Loss)	$(853,231)

Expenses
General Partner Management Fees	$5,084
Professional Fees	11,354
Brokerage Commissions	1,656
Non-interested Directors' Fees and Expenses	73
Prepaid Insurance Expense	99
NYMEX License Fee	127
Total Expenses	18,393
Expense Waiver	(12,080)
Net Expenses	$6,313
Net Income (Loss)	$(859,544)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/17	$10,762,917
Net Income (Loss)	(859,544)

Net Asset Value End of Month	$9,903,373
Net Asset Value Per Share (150,000 Shares)	$66.02

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612